UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Simtek Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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______________________________________________________________________________________________________

4250 Buckingham Drive, Suite 100

Colorado Springs, CO 80907

Dear Fellow Shareholder:

You are invited to attend the annual meeting of the shareholders of Simtek Corporation, which will be held at The Embassy Suites Hotel, 7290 Commerce Center Drive, Colorado Springs, CO 80919 on June 19, 2008, at 2:00 p.m., local time.  We have included a notice of the annual meeting, a proxy statement, a proxy card and a copy of our annual report for the year ended December 31, 2007.

At the annual meeting, our shareholders will:

(i)

consider and vote on a proposal to elect five directors to our board of directors, each to serve until the 2009 annual meeting of shareholders and until their successors have been duly elected and qualified;

(ii)

consider and vote on a proposal to ratify the selection of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

(iii)

transact such other business as may properly come before the meeting.

Our board of directors has unanimously approved the proposals and recommends that you vote in favor of the proposals.  It is important that your shares are represented at the annual meeting, whether or not you plan to attend.  To ensure your shares will be represented, we ask that you vote your shares as instructed on the accompanying proxy card.

Please review the entire proxy statement carefully.  If you would like assistance in completing your proxy card, or if you have any questions about the procedure for voting your shares described in the attached proxy statement, please contact Mr. Brian Alleman, our Chief Financial Officer, at (719) 531-9444 or Ms. Mary Magnani or Mr. Todd Kehrli, our Investor Representatives, at (323) 468-2300.

Sincerely yours, Harold Blomquist Chief Executive Officer

___________________________________________________________________________________________________

4250 Buckingham Drive, Suite 100

Colorado Springs, CO 80907

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on June 19, 2008

April 29, 2008

To the Shareholders of Simtek Corporation:

The 2008 annual meeting of shareholders of Simtek Corporation, a Delaware corporation  (“Simtek” or the “Company”), will be held at  2:00 p.m., local time, on June 19, 2008, at The Embassy Suites Hotel, 7290 Commerce Center Drive, Colorado Springs, Colorado 80919.  Simtek is holding the 2008 annual meeting for the following purposes:

(i)

to consider and vote on a proposal to elect five directors to Simtek’s board of directors, each to serve until the 2009 annual meeting of shareholders and until their successors have been duly elected and qualified;

(ii)

to consider and vote on a proposal to ratify the selection of Hein & Associates LLP as Simtek’s independent registered public accounting firm for the year ending December 31, 2008; and

(iii)

to transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on April 24, 2008, the record date for the meeting, will be entitled to notice of, and to vote at, the annual meeting.  A list of shareholders entitled to vote at the meeting will be kept on file at Simtek’s principal office for inspection by any shareholder, for any purpose germane to the meeting, during usual business hours for ten days prior to the meeting.  Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the accompanying proxy card.  If your shares are held in the name of a bank, broker or other recordholder, their voting procedures should be described on the voting form they send to you.  Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

Notice of Electronic Availability of Proxy Materials:

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials, including our annual report to stockholders, to each stockholder of record, we may now furnish stockholders materials on the Internet.  On or about April 30, 2008, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and vote online.  If you received the notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report.  Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials.  The notice also instructs you as to how you may submit your proxy.  If you received the notice by mail and would like to receive paper copies or electronic copies via email of our proxy materials, you should follow the instructions for requesting such materials included in the notice.

Simtek’s board of directors believes that the proposals are advisable to and in the best interests of Simtek’s shareholders and unanimously recommends that you vote in favor of the proposals.

By Order of the Board of Directors,

Brian P. Alleman, Corporate Secretary

Colorado Springs, Colorado

April 29, 2008

___________________________________________________________________________________________________

TABLE OF CONTENTS

PROXY STATEMENT

1

PROPOSAL 1 - ELECTION OF DIRECTORS

4

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

7

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

9

INFORMATION REGARDING EXECUTIVE OFFICERS

12

COMPENSATION DISCUSSION AND ANALYSIS

12

COMPENSATION COMMITTEE REPORT

19

EXECUTIVE COMPENSATION

20

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

25

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

25

EQUITY COMPENSATION PLAN INFORMATION

25

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

27

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2009 ANNUAL MEETING

28

ANNUAL REPORT ON FORM 10-K

28

OTHER INFORMATION

28

_______________________________________________________________________________________________

SIMTEK CORPORATION

4250 Buckingham Dr. #100

Colorado Springs, Colorado 80907

(719) 531-9444

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being furnished to the shareholders of Simtek Corporation in connection with the solicitation of proxies by its board of directors (the “Board”).  The proxies are to be voted at our 2008 annual meeting of shareholders, including any adjournment thereof (the “Annual Meeting”).  This proxy statement and the accompanying proxy card and annual report are first being sent to Simtek’s shareholders on or about April 30, 2008.

Time and Place; Purpose

The Annual Meeting will be held at 2:00 p.m., local time, on Thursday, June 19, 2008, at The Embassy Suites Hotel, 7290 Commerce Center Drive, Colorado Springs, Colorado 80919.  At the Annual Meeting, our shareholders will be asked to consider and vote upon the following proposals (the “Proposals”):

(i)

a proposal to elect five directors to our board of directors, each to serve until the 2009 annual meeting of shareholders and until their successors have been duly elected and qualified;

(ii)

a proposal to ratify the selection of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

(iii)

to transact such other business as may properly come before the meeting.

The Board has determined that the Proposals are in the best interests of our company and shareholders.  The Board recommends that you vote in favor of each Proposal.

Voting Rights; Record Date

The Board has fixed the close of business on April 24, 2008 as the record date (the “Record Date”) for the determination of holders of common stock entitled to receive notice of and to vote at the Annual Meeting.  Accordingly, only holders of record of shares of common stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.  At the close of business on the Record Date, we had 16,550,277 shares of common stock, par value $0.0001 per share, outstanding (the “Common Stock”).

The holders of shares of Common Stock are entitled to one vote per share on each matter that properly comes before the Annual Meeting.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Votes Required

In the election of directors, the five candidates receiving the highest number of votes cast (in person or by proxy) in favor of their election are elected to the Board.  Shares which are not voted (whether by withholding the vote, broker non-vote or otherwise) will have no impact in the election of directors.  With respect to each other Proposal, the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy, and entitled to vote, at the Annual Meeting will be required to approve such Proposal.  Consequently, abstentions and broker non-votes with respect to these remaining Proposals will be treated as votes against for purposes of approving such Proposal.

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Proxies

Unless otherwise specified, the shares of Common Stock represented by the accompanying proxy card, properly voted, will be voted FOR the Proposals as described below.  As to any other matters that may properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their best judgment.  Votes will be tabulated by Continental Stock Transfer & Trust Company, our transfer agent.

Proxies voted “Abstain” with respect to a particular Proposal, shares represented by “broker non-votes” (i.e., shares held by brokers or nominees which are represented at the Annual Meeting but with respect to which the broker or nominee is not empowered to vote on a particular Proposal) and proxies voted “Withhold” as to nominee(s) for the Board will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be included in determining the number of votes cast with respect to such matter.

We will bear the cost of preparing and sending proxy materials as well as the cost of soliciting proxies.  In addition to solicitation by mail and Internet, certain of our employees or representatives may personally solicit proxies.  Such persons will receive no additional compensation for such work.

Annual Report

Our annual report to shareholders for the year ended December 31, 2007 is included with this proxy statement.

Common Questions and Answers

Q:

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A:

You are receiving this proxy statement and proxy card from us because you own shares of Common Stock.  This proxy statement describes issues on which we would like you and that you are entitled, as a shareholder, to vote.  It also gives you information on these issues so that you can make an informed decision.

When you vote according to the procedure indicated on the proxy card, you appoint Harold A. Blomquist, Chief Executive Officer, and Brian P. Alleman, Chief Financial Officer, as your representatives at the annual meeting of shareholders.  Harold A. Blomquist and Brian P. Alleman will vote your shares, as you have instructed them in the proxy card, at the meeting.  This way, your shares will be voted whether or not you attend the annual meeting.  Even if you plan to attend the meeting, it is a good idea to vote according to the procedure indicated on the proxy card in advance of the meeting just in case your plans change.  If you voted according to the procedure indicated on the proxy card and an issue comes up for a vote at the meeting that is not identified in this proxy statement, Harold A. Blomquist and Brian P. Alleman will vote your shares on such issue in accordance with their best judgment.

Q:

DOES THE BOARD RECOMMEND VOTING IN FAVOR OF THE PROPOSALS?

A:

Yes, the Board recommends that the shareholders vote “FOR” all the Proposals.

Election of Directors.  The Board recommends that you vote “FOR” all nominees to the Board, Messrs. Harold A. Blomquist, Robert Pearson, Alfred J. Stein, John Hillyard and Philip Black, whose terms of office will expire at the Annual Meeting.

Ratification of Auditors.  The Board recommends that you vote “FOR” the ratification of the selection of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Q:

WHAT IS THE PROCEDURE FOR VOTING?

A:

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting.  You can vote by proxy by any of the following methods.

Voting Through the Internet.  If you are a registered stockholder (that is, if you own common stock in your own name and not through a broker, bank or other nominee that holds common stock for your account in a “street name” capacity), you may vote by proxy by using the Internet. Please see the proxy card provided to you for instructions on how to access the Internet voting system.

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Voting by Proxy Card.  Each stockholder electing to receive stockholder materials by mail may vote by proxy by using the accompanying proxy card.  When you return a proxy card that is properly signed and completed, the shares of common stock represented by your proxy will be voted as you specify on the proxy card.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote you shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting.  Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Q.

WHAT IF I DON’T SPECIFY A CHOICE FOR A MATTER WHEN RETURNING MY PROXY?

A.

You should specify your choice for each matter on the enclosed proxy.  If you return the proxy card but do not give specific instructions, your proxy will be voted FOR the election of all director nominees, and FOR the proposal to ratify the appointment of Hein & Associates LLP.

Q.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

A.

If you are a shareholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

•

submitting another proxy with a later date;

•

giving written notice to our Corporate Secretary that you are revoking your proxy; or

•

attending the Annual Meeting and voting in person.

Attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy.

If you are a street name holder, you must follow the instructions on revoking your proxy, if any, provided by your bank, broker or other record holder.

Q.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

A.

It means that you have multiple accounts with brokers and/or our transfer agent, Continental Stock Transfer & Trust Company.  Please vote all of these shares.  We recommend that you contact your broker and/or Continental Stock Transfer & Trust Company to consolidate as many accounts as possible under the same name and address. Please submit your request by mail to Continental Stock Transfer & Trust Company, Shareholder Relations, 17 Battery Place, New York, New York 10004, or by telephone at 212.509.4000.  Continental Stock Transfer & Trust Company may also be reached through its website at www.continentalstock.com.

Q.

WHAT IS “HOUSEHOLDING”?

A.

We may send a single set of shareholder communications to any household at which two or more shareholders reside.  This process is called “householding.”  This reduces duplicate mailings and saves printing and postage costs as well as natural resources.  Shareholder communications to you may be householded based on your prior express or implied consent.  If you wish to receive a separate copy of the proxy statement or annual report for each shareholder sharing your address in the future, please contact us by mail in care of Continental Stock Transfer & Trust Company, Shareholder Relations, 17 Battery Place, New York, New York 10004, or by telephone at 212.509.4000, and we will promptly deliver to you the requested material.  If you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this householding practice for future mailings, please submit your request by mail to our transfer agent, Continental Stock Transfer & Trust Company, Shareholder Relations, 17 Battery Place, New York, New York 10004, or by telephone at 212.509.4000.  Continental Stock Transfer & Trust Company may also be reached through its website at www.continentalstock.com.

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PROPOSAL 1 - ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws provide that the Board will be elected annually.  Consequently, each of our directors is subject to re-election at the Annual Meeting, to serve until our next annual meeting or upon a successor being elected or appointed and qualified.

Directors are elected by a plurality of the votes present in person or represented by proxy, and entitled to vote, at the meeting.  Shares represented by proxies will be voted, if authority to do so is not withheld, for the election of Messrs. Blomquist, Pearson, Stein, Hillyard and Black.  In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Set forth below is biographical information as of the Record Date for each director nominated for re-election.

Harold A. Blomquist, age 56, was originally appointed as a director in May 1998, resigned from the Board in July 2001 to avoid a potential conflict of interest with his employer and was re-appointed in January 2002.  In October 2003, Mr. Blomquist was elected to the position of Chairman of the Board of Directors.  Mr. Blomquist has served as our Chief Executive Officer and President since May 2005.  In February 2008 he resigned as Chairman of the Board.  He served as a Director on the Board of Microsemi, Inc. from February 2003 to February 2006, and as a consultant to venture investors and early stage technology companies in the semiconductor and electronic components areas.  In the past, he was employed as President and Chief Executive Officer of Morpho Technologies, Inc., and Chief Executive Officer of Tower Semiconductor, USA, Inc.  Mr. Blomquist served as a member of the Board of Directors of AMIS Holding Co. and Sr. Vice President of AMI Semiconductors.  Prior to joining AMI in April 1990, Mr. Blomquist held positions in engineering, sales, and marketing for several semiconductor firms, including Texas Instruments, Inmos Corporation, and General Semiconductor.  Mr. Blomquist was granted a BSEE degree from the University of Utah and also attended the University of Houston, where he pursued a joint Juris Doctor/MBA course of study.

Robert C. Pearson, age 72, has served as a director since July 2002 and was appointed as our Chairman of the Board in February 2008.  He joined RENN Capital Group in April 1997 and is currently its Senior Vice President-Investments.  From May 1994 to May 1997, Mr. Pearson was an independent financial management consultant primarily engaged by RENN Capital Group.  From May 1990 to May 1994, he served as Chief Financial Officer and Executive Vice President of Thomas Group, Inc., a management consulting firm, where he was instrumental in moving a small privately held company from a start-up to a public company with over $40 million in revenues.  Prior to 1990, Mr. Pearson spent 25 years at Texas Instruments where he served in several positions including Vice President-Controller and later as Vice President-Finance.  Mr. Pearson holds a BS in Business from the University of Maryland and was a W.A. Paton Scholar with an MBA from the University of Michigan.  He is currently a Director of CaminoSoft Corporation, Riptide Worldwide, Vertical Branding and AuraSound, Inc., all of which are publicly held.  He is also a Director of eOriginal, Inc., a privately held company.

Alfred J. Stein, age 75, has served as a director since March 2004.  He is currently a Consultant and Advisor to startup companies in the high technology industry.  He previously served at VLSI Technology, Inc. as Chairman of the Board and Chief Executive Officer from 1982 until its acquisition by Philips Electronics in 1999.  During his tenure, VLSI grew from a venture capital funded start-up to a publicly traded company with revenues in excess of $600 million and over 2,200 employees in more than 25 locations around the world.  For more than 45 years, Mr. Stein has played a significant role in the high tech industry, including senior management assignments at both Texas Instruments and Motorola.  Mr. Stein was with Texas Instruments for 18 years from 1958 through 1976; his last position was Vice President and General Manager for the Electronics Devices Division.  Mr. Stein was with Motorola for five years where he was Vice President and Assistant General Manager of Motorola’s Semiconductor Sector.  He joined VLSI Technology from Arrow Electronics where he had been that company’s Chief Executive Officer.  In addition to Simtek, Mr. Stein is on the Board of Directors ESS Technology, a publicly-traded company, and is also involved with some private startup companies.  He also has served on the board of directors at Applied Materials, Radio Shack Corporation and was Chairman of the Board for the Semiconductor Industry Association (SIA).  He was a Lieutenant for two years in the U. S. Army and was on the Board of Trustees for St. Mary’s University of Texas.

John Hillyard, age 51, has served as a director since October 2006, when the Board appointed him to fill a vacant position on the Board of Directors.  Mr. Hilllyard has more than 25 years experience as a senior technology finance and operations executive, with significant domestic and international experience at both public and private companies.  He is presently the Chief Financial Officer of LeftHand Networks, a pioneer in the open iSCSI SAN market.  Prior to joining

__________________________________________________________________________________________________

LeftHand Networks, Hilllyard was Executive Vice President, Finance and Operations and Chief Financial Officer for FrontRange Solutions; Vice President and Chief Financial Officer for daly.commerce, Inc.; Vice President and Chief Financial Officer for InteliData Technologies Corp.;  and Senior Vice President and Chief Financial Officer for eFunds Corporation.  Mr. Hillyard has been a CFO for companies traded on domestic and international stock exchanges.  He studied Business Economics at the University of California at Santa Barbara and earned his CPA while working at PricewaterhouseCoopers.

Philip Black, age 53, has served as a director since August 2007, when the Board appointed him to fill a vacant position on the Board of Directors.  Philip Black serves as President, Chief Executive Officer and as a director of Nexsan Corp since September 2004.  From January 2002 to July 2004, Mr. Black served as Chief Executive Officer and as a director of LightSand Communications, a storage networking provider.  Prior to joining LightSand, Mr. Black was the Chief Executive Officer of Box Hill/Dot Hill, a storage systems manufacturer, and was the founder and Chief Executive Officer of Tekelec, a telecom equipment provider.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”

EACH OF THE NOMINATED DIRECTORS.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board has appointed Hein & Associates LLP (“Hein & Associates”) to serve as our independent registered public accounting firm and to audit our consolidated financial statements for 2008.  The Audit Committee has been advised by Hein & Associates that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Hein & Associates to our shareholders for ratification.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Accordingly under Delaware law, our Certificate of Incorporation and our Bylaws, abstentions have the same legal effect as a vote against this proposal, but a broker non-vote is not counted for purposes of determining the number of shares represented in person or by proxy and entitled to vote at the Annual Meeting.

If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our company and our shareholders.

We do not expect representatives of Hein & Associates to be present at the Annual Meeting.

Fees Billed by Hein & Associates

The following table shows the aggregate fees billed by Hein & Associates in each of the last two fiscal years for the services indicated:

	2007	2006
Audit Fees	$310,570	$206,340
Audit-Related Fees	—	25,206
Tax Fees	—	14,500
All Other Fees	—	—
Total	$310,570	$246,046

Audit Fees.  Fees for audit services include fees associated with annual audits, reviews of annual reports on Form 10-K and quarterly reports on Form 10-Q, statutory audits required internationally, services related to comfort letters and consents and assistance with other filings and public offering documents filed with the SEC.

Audit-Related Fees.  Fees for audit-related services principally include due diligence in connection with acquisitions and related accounting consultations, compliance with financing arrangements and attest services that were not required by statute or regulation.

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Tax Fees.  Fees for tax services include tax compliance, tax advice and tax planning including, but not limited to, tax compliance, federal and state tax advice, and assistance with the preparation of tax returns.

All Other Fees.  All other fees include fees for services not included in audit fees, audit-related fees and tax fees.

Pre-Approval Policies and Procedures

All audit and audit-related services, tax services and other services were pre-approved by the Audit Committee.  The Audit Committee’s pre-approval policy provides for pre-approval of all audit, audit-related, tax and all other services provided by Hein & Associates.  The Audit Committee concluded that such services by Hein & Associates were compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding ownership of our Common Stock as of April 24, 2008 by each person who is known by us to beneficially own more than five percent of our Common Stock, by each director, by each current or former executive officer named in the Summary Compensation Table, and by all directors and current executive officers as a group.  Shares issuable within sixty days after April 24, 2008 upon the exercise of options, warrants or debentures are deemed outstanding for the purpose of computing the percentage ownership of persons beneficially owning such options, warrants or debentures but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Harold A. Blomquist 18595 Lake Drive Colorado Springs, CO 80132	400,166(1)	2.37%
Robert Pearson 8080 N. Central Expressway, Suite 210-LB59 Dallas, TX 75203	24,501(2)	*
Ronald Sartore 14445 Cypress Point Poway, CA 92064	108,771(3)	*
Alfred Stein 410 Old Oak Court Los Altos, CA 94022	106,623(4)	*
John Hillyard 2685 Heathrow Drive Colorado Springs, CO 80920	50,000(5)	*
Phillip Black 1718 Midwick Place Santa Barbara, CA 93108	25,000(6)	*
Brian Alleman 12861 Serenity Park Colorado Springs, CO 80907	120,008(7)	*
Renaissance Capital Growth & Income Fund III, Inc. c/o RENN Capital Group 8080 N. Central Expressway, Suite 210-LB59 Dallas, TX 75203	1,109,097(8)	6.55%
Renaissance US Growth Investment Trust PLC c/o RENN Capital Group 8080 N. Central Expressway, Suite 210-LB59 Dallas, TX 75203	1,107,940(9)	6.55%
US Special Opportunities Trust PLC c/o RENN Capital Group 8080 N. Central Expressway, Suite 210-LB59 Dallas, TX 75203	1,007,176(10)	5.95%
SF Capital Partners, Ltd 3600 South Lake Drive St. Francis, WI 53235	1,068,965(11)	6.46%
Cypress Semiconductor Corporation 3901 N. First Street San Jose, CA 95134	3,179,644(12)	16.69%
Crestview Capital Master LLC 95 Revere Drive, Suite A Northbrook, IL 60062	2,583,174(13)	15.58%
Big Bend XXVII Investments, L.P. 3401 Armstrong Avenue Dallas, TX 75205-4100	1,553,956(14)	9.38%
Toibb Investment LLC 6355 Topanga Canyon Blvd., Suite 335 Los Angeles, CA 91367	1,125,000	6.80%
All directors and executive officers as a group (7 persons)	835,069(15)	4.86%

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______________________

*

Less than one percent.

(1)

Includes 2,240 shares of our common stock that Mr. Blomquist’s children personally own and includes 326,459 shares issuable upon exercise of options.

(2)

Includes 21,125 shares issuable upon exercise of options.

(3)

Includes 80,750 shares issuable upon exercise of options.

(4)

Includes 44,917 shares issuable upon exercise of options.  Includes 28,793 shares of common stock and 3,798 warrants held by the A. J. Stein Family Trust and 25,317 shares of common stock and 3,798 warrants held by the A. J. Stein Family Partnership.

(5)

Includes 50,000 shares issuable upon exercise of options.

(6)

Includes 25,000 shares issuable upon exercise of options.

(7)

Includes 66,193 shares issuable upon exercise of options.  Assumes exercise of warrants held by Mr. Alleman for 4,747 shares of our common stock.

(8)

Assumes conversion, at a conversion price of $2.20 per share, of debentures issued to Renaissance Capital Growth & Income Fund III, Inc. for 318,182 shares of our common stock.  Assumes exercise of warrants held by Renaissance Capital Growth & Income Fund III, Inc. for 59,244 shares of our common stock.

(9)

Assumes conversion, at a conversion price of $2.20 per share, of debentures issued to Renaissance US Growth  Investment Trust PLC for 318,182 shares of our common stock.  Assumes exercise of warrants held by Renaissance US Growth Investment Trust PLC for 59,244 shares of our common stock.

(10)

Assumes conversion, at a conversion price of $2.20 per share, of debentures issued to US Special Opportunities Trust PLC for 318,182 shares of our common stock.  Assumes exercise of warrants held by US Special Opportunities Trust PLC for 58,480 shares of our common stock.

(11)

Assumes exercise of warrants held by SF Capital for 7,595 shares of our common stock.

(12)

Assumes exercise of warrants held by Cypress for 2,505,562 shares of our common stock.

(13)

Assumes exercise of warrants held by Crestview Capital Master LLC for 32,279 shares of our common stock.

(14)

Assumes exercise of warrants held by Big Bend XXVII Investments, L.P for 15,190 shares of our common stock.

(15)

Includes 614,444 shares issuable upon exercise of options. Assumes the exercise of warrants for 12,343 shares of our common stock.  Includes 2,240 shares of our common stock that Mr. Blomquist’s children personally own.  Does not include the 2,219,282 shares beneficially owned by Renaissance Capital Growth & Income Fund III, Inc., Renaissance US Growth Investment Trust PLC, US Special Opportunities Trust PLC and Premier RENN US Emerging Growth Fund Ltd.  RENN Capital Group is agent for these four investment funds.  Mr. Robert Pearson is a Senior Vice President of RENN Capital Group.  Mr. Pearson also holds the position of a director on our board of directors.

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INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Meetings and Committees of the Board

Members of the Board keep informed about our business through discussions with our Chairman and our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.  The following members of the Board are independent under current NASDAQ Stock Market listing standards: Messrs. Pearson, Stein, Hillyard and Black.

Our Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate.  During the fiscal year ended December 31, 2007, the Board held six meetings.  During that same period, the Board acted by written consent one time.  During 2007, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he was a director) and (ii) the total number of meetings held by all committees on which he served (held during the periods that he served).

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its respective responsibilities.  The following information provides membership and meeting information for each of the Board committees.

Audit Committee.  The Board has established an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended.  The Audit Committee consists of Mr. Hillyard, who serves as the committee’s chairperson, and Messrs. Black and Stein.  The Audit Committee assists the Board in its oversight of the integrity of our accounting, auditing, and reporting practices.  The Board has determined that Mr. Hillyard and Mr. Black have the requisite education, background or experience to be considered an “audit committee financial expert” as that term is defined by applicable SEC rules.  All members of the Audit Committee are “independent” under current NASDAQ Stock Market listing standards.  The Audit Committee held seven meetings during 2007.

Compensation Committee.  The primary responsibilities of the Compensation Committee are to review and recommend to the Board the compensation of our Chief Executive Officer, determine the amounts and recipients of stock options and perform such other functions regarding compensation as the Board may delegate.  The Compensation Committee consists of Mr. Black, who serves as the committee’s chairperson, and Messrs. Stein and Pearson.  Each member of the Compensation Committee is independent according to standards for independence under current NASDAQ Stock Market listing standards.  The Compensation Committee held ten meetings during 2007.  During 2007, the Compensation Committee directly engaged a consulting firm, Pearl Meyer & Partners, to advise the Compensation Committee on how the proposed compensation packages for Simtek’s executive officers compared to what is “market”.  The Compensation Committee requested that Pearl Meyer & Partners review both the cash and equity components of the compensation packages for Simtek’s executive officers.  The Compensation Committee used the feedback from Pearl Meyer & Partners to determine the final compensation packages for Simtek’s executive officers.

Nominating and Corporate Governance Committee. The primary responsibilities of the Nominating and Corporate Governance Committee are to identify qualified candidates for nomination to the Board and to assist us in complying with SEC and other government regulations.  The Nominating and Corporate Governance Committee has a written charter, which is available on the Company’s website at www.simtek.com.  The Nominating and Corporate Governance Committee consists of Mr. Stein, who serves as the committee’s chairperson, and Messrs. Blomquist and Pearson.  Messrs. Stein and Pearson are independent, and Mr. Blomquist is not independent, in each case according to standards for independence under current NASDAQ Stock Market listing standards.  The Nominating and Corporate Governance Committee held six meetings during 2007.

The Nominating and Corporate Governance Committee considers all nominees for election as directors of the Company, including all nominees recommended by stockholders. The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. Desired qualities to be considered include: high-level leadership experience in business or technology activities; breadth of knowledge about issues affecting the Company; proven ability and willingness to contribute special competencies to Board activities; personal integrity; willingness to apply sound and independent business judgment; and awareness of a director’s vital role in assuring the Company’s good corporate citizenship and corporate image. Any

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stockholder wishing to recommend a candidate for the Board should submit the name of the candidate and a written description of the candidate’s qualifications to the chairperson of the Nominating and Corporate Governance Committee at Simtek’s principal business offices.

The Nominating and Corporate Governance Committee conducts informal self-evaluations of the composition and size of the Board on a periodic basis.  As a need is observed, the Nominating and Corporate Governance Committee will recommend to the Board that it consider new directors and seek input from the Board regarding desired skills in new candidates.  The Nominating and Corporate Governance Committee has, in the past, used formal and informal networking to identify and evaluate potential candidates, as well as a third party recruiting firm.  The third party recruiting firm, when requested, searches for and identifies potential nominees to the Board and, if further requested by the Nominating and Corporate Governance Committee, assists such committee in its diligence and recruiting efforts with respect to such potential nominees.  Similar to any nominee identified by the Nominating and Corporate Governance Committee, any potential nominee submitted for consideration by a stockholder would first be vetted against a perceived need existing on the Board, and would then be evaluated against other candidates for the position based on the merits of his/her background in comparison to other candidates.

Shareholder Communications.

The Board has not established a formal process for shareholders to follow to send communications to the Board or its members.  Our policy is to forward to the Board any shareholder correspondence we receive that is addressed to the Board.  Shareholders who wish to communicate with the Board or any of our directors may do so by sending their correspondence addressed to the Board at our headquarters at 4250 Buckingham Drive, Suite 100, Colorado Springs, CO 80907 or via an email weblink “information@Simtek.com” on our website at www.simtek.com.

Statement on Corporate Governance.

We regularly monitor developments in the area of corporate governance by reviewing new federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC.  In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interest of our company and shareholders.

The Board has approved a Code of Business Conduct and Ethics (collectively, the “Code of Conduct”), posted on our website at www.simtek.com.  The Code of Conduct applies to our chief executive officer, chief financial officer and all of our other employees and directors.  Our chief executive officer, chief financial officer, employees and directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

Director’s Attendance at Annual Shareholder Meetings.

We believe that there are benefits to having members of the Board attend our annual meetings of shareholders.  In 2007, all of the then-current directors attended our annual meeting in person.  From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending an annual meeting.  As a result, the Board has decided that director attendance at our annual meetings should be strongly encouraged, but is not required.

Compensation Committee Interlocks and Insider Participation

During 2007, the Compensation Committee consisted of Messrs. Hillyard, Stein, Pearson and Black.  In November 2007, Mr. Hillyard resigned from the Compensation Committee and Mr. Black was nominated to join Messrs. Stein and Pearson on the Compensation Committee.  Mr. Black was appointed Chairman of the Compensation Committee in November 2007.

On May 26, 2006, we issued to certain affiliates managed by RENN Capital Group, for which Mr. Pearson serves as Senior Vice President, warrants to purchase 25,000 shares of our common stock at $3.30 per share with an exercise period of 5 years.  We issued 5,000 of these warrants in consideration for a waiver letter from the RENN Capital Group affiliates and the remaining 20,000 warrants were issued in consideration for the affiliates managed by RENN Capital Group entering into a subordination agreement with Wells Fargo on our behalf.

On September 21, 2006, we completed a private placement whereby the participants were issued common stock at a per share price of $3.95 and warrants to purchase our common stock at a per share exercise price of $5.40 and a five year

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term.  The affiliates managed by the RENN Capital Group invested a combined total of $2,000,000 and received a combined total of 506,332 shares of our common stock and 75,952 warrants.  Mr. Stein invested $200,000 and received 50,634 shares of our common stock and 7,596 warrants.

Review and Approval of Transactions with Related Persons

We have not adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of  “related-persons transactions.”  The Audit Committee approves any transaction between our company and a related person.  A related person is any executive officer, director, or more than 5% shareholder of our stock, including any of their immediate family members, and any entity owned or controlled by such persons.  Please review the related person transactions described in this proxy statement under the heading “Certain Relationships and Related Transactions.”

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INFORMATION REGARDING EXECUTIVE OFFICERS

Harold Blomquist

Chief Executive Officer and President

Brian Alleman

Vice President and Chief Financial Officer, Corporate Secretary

Ronald Sartore

President of AgigA Tech, Inc., a majority-owned subsidiary of Simtek

Information regarding Mr. Blomquist is set forth above under the heading “Information Regarding the Board and its Committees.”

Brian Alleman, age 51, has served as Vice President and Chief Financial Officer at the Company since June of 2005.  Since 2002, Mr. Alleman has been a partner in the Denver office of Tatum LLC, a national firm of experienced executives serving as full-time, part-time, interim, project, or on-staff professionals to provide executive solutions to companies undertaking significant change.  Mr. Alleman has 30 years of experience in financial management, with 10 years of experience in leading international accounting firms.  For nine years prior to joining Tatum, Mr. Alleman served as Vice President and Chief Financial Officer with Centuri Corporation in Penrose, Colorado.  Mr. Alleman intends to remain a partner in Tatum, which should allow Simtek access to a variety of professional resources provided by Tatum to its clients.  Mr. Alleman holds a Bachelors Degree in Accounting from Seton Hall University and became a Certified Public Accountant in the State of New Jersey in 1980.

Ronald Sartore, age 58, served as a director of Simtek from March 2004 until February 2008, resigning the post upon taking the role of President and director of AgigA Tech, Inc., a majority-owned subsidiary of Simtek.  Mr. Sartore served as Executive Vice President of Simtek beginning in May 2006 and ending in February 2008.  Mr. Sartore has over 30 years experience in the industry.  From May of 1999 until May of 2006 he served various engineering and business roles as a Vice President within Cypress Semiconductor Corporation’s Consumer and Computation Division. Mr. Sartore joined Cypress Semiconductor Corporation, or “Cypress,” after Cypress’s May 1999 accretive acquisition of Anchor Chips, where he was its Chief Executive Officer and President.  Mr. Sartore founded Anchor Chips in 1995 and secured $9.5 million in funding from its majority owner: South Korea’s LG Semicon.  Prior to that, Mr. Sartore worked as a systems architect for San Diego based AMCC.  Previous to AMCC, Mr. Sartore was a technical consultant for Array Microsystems, and an employee of Maximum Storage, both in Colorado Springs.  In 1985, Mr. Sartore co-founded Cheetah International, a manufacturer of personal computers and peripherals until its acquisition by Northgate Computers in 1990.  Cheetah’s products, designed by Mr. Sartore, have received acclaim for their high performance and were the subject of articles in numerous trade magazines.  Prior to Cheetah, Mr. Sartore has held technical design positions in the following companies: Inmos, in Colorado Springs, Colorado; Synercom Technology, in Sugarland, Texas; Texas Instruments, in Stafford, Texas; NCR, in Millsboro, Delaware; and Sperry Univac, in Blue Bell, Pennsylvania.  Mr. Sartore currently holds 13 US patents and obtained a BS degree in Electrical Engineering from Purdue University.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our executive compensation programs are designed to attract, motivate and retain executives critical to our long-term success and the creation of shareholder value.  Our fundamental compensation philosophy is to closely link executive officers’ total compensation with the achievement of annual and long-term performance goals and that performance should have a significant impact on compensation.  Management and the Compensation Committee believe that compensation decisions are complex and best made after a careful review of individual and company performance, semiconductor industry, and general industry compensation levels.  The Committee awards compensation to our executive officers that is based upon overall business and individual performance and that is designed to motivate them to achieve strategic objectives and to continue to perform at the highest levels in the future.

Based on the objectives described above, we strive to set a total compensation opportunity within a reasonable range of total direct compensation paid to similarly situated executives at comparable companies, against whom we may compete in the semiconductor industry marketplace and in the broader market for executive, key employee, and outside director talent.  Actual compensation may be above or below the mid-range of industry norms based on the actual performance of our company and the individual, with the opportunity to achieve superior compensation based on superior performance.  This approach is intended to ensure that a significant portion of executive compensation is based on our financial and strategic performance.

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Roles and Responsibilities

Each of the Compensation Committee and management is involved in the development, review and evaluation, and approval of our executive compensation programs.  In general, the roles are discussed below; additional details regarding the roles of each are addressed in the discussion of the “Annual Review of Executive Compensation.”

Management.  Our management sets our strategic direction and tactical objectives and strives to design and develop compensation programs that motivate executives’ behaviors consistent with these tactical and strategic objectives.  In collaboration with the Compensation Committee, management coordinates the annual review of the compensation program for the executive officers.  This includes an evaluation of individual and overall company performance, competitive practices and trends, and various compensation issues.  Based on the outcome of this review, management makes recommendations to the Compensation Committee regarding the compensation of each of the executive officers, other than the Chief Executive Officer.

Compensation Committee.  The Compensation Committee of the Board has overall responsibility for the approval of programs that are reasonable, consistent with our compensation philosophy, and support our business goals and objectives.  The Board established the Compensation Committee in 2004.  The Committee currently consists of three directors, all of whom are deemed independent within the meaning of the current rules of the NASDAQ:  Messrs. Philip Black (Chairman), Alfred Stein and Robert Pearson.

The Committee has authority and responsibility for the review, evaluation and approval of the compensation structure and level for all of our executive officers.  This includes the articulation of our compensation philosophy, and policies and plans covering our executive officers.  The Committee also conducts an annual review and approval of the Chief Executive Officer’s annual compensation, including an evaluation of his performance to corporate goals and objectives relevant to his compensation.

The Committee operates pursuant to a charter, which is available on the Company’s website at www.simtek.com.  Under its charter, the stated purposes of the Compensation Committee are: (1) to assist the Board in discharging its responsibilities relating to compensation of the Corporation’s executives, (2) to administer the Corporation’s equity incentive plans and (3) to produce a report on executive compensation for inclusion in the Corporation’s proxy statement in accordance with applicable rules and regulations.

The Compensation Committee typically meets several times each year as needed to address various compensation issues.  Compensation Committee meetings may include an executive session without members of management present.  The Compensation Committee met ten times during 2007.  The Compensation Committee regularly reports to the full Board regarding executive compensation matters.

Annual Review of Executive Compensation

   Our management and the Compensation Committee strive to maintain an executive compensation program that is structured to provide executive officers with a total compensation package that, at expected levels of performance, is competitive with those provided to other executives holding comparable positions or having similar qualifications in other similarly situated organizations in the semiconductor industry and the general market.  This is achieved by the preparation of an annual review of the compensation of each of the Company’s executive officers.

In making its decisions on each executive officer’s compensation, the Compensation Committee considers the nature and scope of all elements of the executive’s total compensation package, the executive’s responsibilities, and his or her effectiveness in supporting our key strategic, operational and financial goals.  The Compensation Committee also considers recommendations from the Chief Executive Officer regarding total compensation for those executive officers reporting directly to him.

The Compensation Committee believes that input from management provides useful information and points of view to assist the Compensation Committee to determine its own views on compensation.  Although the Compensation Committee receives information and recommendations regarding the design and level of compensation of our executive officers from management, the Compensation Committee makes the final decisions as to the plan design and compensation levels for these executives.

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Compensation Peer Group

In determining the appropriate amount for each element of the total direct compensation (base salary, annual incentives, and long-term incentives), the Compensation Committee considers the compensation paid for similar positions at other corporations within a reasonable peer group of companies prior to determining the executive officers’ base salary and total cash compensation potential.  The peer group is comprised of companies against which we compete in the global semiconductor industry for executive, key employee, and outside director talent.  Peer companies fall within a range (both above and below us) of comparison factors such as revenue, market capitalization, net income, and relevant similarities to our fabless business model.  Our peer group is comprised of (but not limited to) the following companies:

Ramtron	Quicklogic
Microsemi	Cypress
Virage Logic	Sipex
Catalyst Semiconductor	AMCC
ZMD	Tower Semiconductor

This competitive market data provides a frame of reference for the Compensation Committee when evaluating executive compensation.

Mix of Compensation

Our executive compensation program is composed of three key elements – base salary, an annual cash incentive bonus, and equity-based compensation – which represent an executive officer’s total direct compensation (excluding benefits and perquisites).  The Compensation Committee strives to align the relative proportion of each element of total direct compensation with the competitive market and our objectives, as well as preserve the flexibility to respond to the continually changing global environment in which we operate.  The Compensation Committee’s goal is to strike the appropriate balance between annual and long-term incentives, and it may adjust the allocation of pay to best support our objectives.  For 2007, the mix of these three elements for each of the named executive officers is illustrated in the following chart:

Percent of Total Direct Compensation

Officer	Base Salary	Annual Cash Incentive Compensation	Equity Incentive Awards(1)
Harold A. Blomquist	29%	23%	48%
Ronald Sartore	71%	0%	29%
Brian P. Alleman	49%	25%	26%

(1)

Based on the FAS 123(R) grant date fair value of restricted stock and stock options granted in 2007.

The mixture of pay elements noted above represents the belief that executive officers should have elements of their compensation tied to both short and long term objectives.  This pay mixture is the result of our historical pay practices, management recommendations, and Compensation Committee determinations.

Elements of Executive Compensation

The key elements of direct compensation for the executive officers are base salary, an annual cash incentive bonus, and equity-based compensation, typically delivered through stock options.  Executive officers also are eligible for other elements of indirect compensation, comprised of health and welfare benefits, retirement and savings plans, and certain perquisites.  The Compensation Committee considers each of these elements when evaluating the overall compensation program design.

Annual Base Salary.  The Compensation Committee, with the assistance of management, establishes base salaries that are intended to be sufficient to attract and retain individuals with the qualities they believe are necessary for our long-term financial success and that are competitive in the marketplace.

An executive officer’s base salary generally reflects the officer’s responsibilities, tenure, job performance, special circumstances such as relocation, and direct competition for the executive’s services.  The Compensation Committee reviews the base salaries of each executive officer, including the Chief Executive Officer, on an annual basis.  In addition to these annual reviews, the Committee may at any time review the salary of an executive who has received a significant promotion, whose responsibilities have been increased significantly, or who is the object of competitive pressure.  Any adjustments are based on the results of a review of relevant market salary data, increases in the cost of living, job performance of the executive officer over time, and the expansion of duties and responsibilities, if any.  No pre-determined weight or emphasis is placed on any one of these factors.

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In general, the Committee targets the base salary levels of the Chief Executive Officer and other executive officers within the mid-range of base salaries for comparable executive positions at relevant peer companies.  Adjustment of an individual executive officer’s actual base salary above the mid-range of this reference group would generally be based upon:

▪

Achieving or exceeding key business objectives;

▪

Highly developed individual skills critical to the Company;

▪

Demonstrating an ability to positively impact shareholder value;

▪

Consistently superior levels of performance; and

▪

Experience and level of responsibility.

During 2007, the Committee approved no increases to the base salaries of the named executive officers.

Annual Cash Incentive Awards.  Annual cash incentive compensation enables executive officers and other key employees of the Company to earn annual cash bonuses for meeting or exceeding our financial goals as well as for individual performance.

The potential payments available under the annual cash incentive program for the executive officers depend on the attainment of performance goals recommended by management and approved by the Compensation Committee early in each calendar year.  In addition to these awards, the Compensation Committee may approve additional bonuses following a subjective evaluation of an executive officer’s performance and success in areas deemed to be significant to us.

For executive officers, our annual cash incentive compensation program provides for target earning generally in the range of 50% to 150% of base salary.  Individual awards reflect both group performance and individual contributions to our success.

The following table summarizes, for 2007, the bonus targets, performance components, and corresponding weightings for each of our named executive officers.  Weighting factors represent the percentage of each executive’s target cash incentive that is attached to performance of the specific metric.  For example, Mr. Alleman has 50% of his target earnings potential that is attached to performance to our ex-item net income goal from our annual operating plan

Name	Annual Operating Plan Revenue	Annual Operating Plan Ex- Item Net Income	New Product Research and Development	Design Win Points	Cash Balance	Project Innovation	Gross Margin	Strategic Initiatives
Harold Blomquist	25%	50%	25%					50%
Brian Alleman		50%			25%		25%	25%
Ronald Sartore		25%	25%	25%		25%

We selected these performance measures for use in the annual cash incentive because of their importance to the value of our operations.  In particular, the Compensation Committee believes that Ex-item Net Income is an appropriate measure for the primary financial goal to align the interests of management with the interests of our stockholders.  Because Ex-item Net Income excludes non-cash charges for stock options and amortization of the non-compete agreement with ZMD and other expenses related to the joint development agreement with Cypress Semiconductor or other strategic initiatives, Ex-item Net Income provides an indicator of general economic performance that is not affected by significant non-cash or restricted-cash expenses.  Accordingly, our management believes this type of measurement is useful for comparing general operating performance of our baseline nvSRAM business from period to period.

In 2007, the Compensation Committee established threshold, target, and accelerated performance goals for the performance measures to be achieved during 2007.  For the purposes of Ex-item Net Income (the Net Income Factor), the target was defined as ex-item net income with certain investments in our high density memory initiative added back in.  This factor was established as $7,577,000 with a minimum threshold set at $2,325,000, below which no incentive was to be paid, and an accelerated payout (1.25x multiplier) possible if greater than $7,577,000.

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During 2007, achievement against our Net Income Factor was approximately 31% of target which was below the minimum threshold.  Performance to our revenue goal was $33.0 million on a plan of $53.5 million, or 62% of plan.  Cash at year end was 108% of plan.  The strategic initiatives were based on providing adequate financial support for our high density memory initiative and achieving compliance with Section 404 of the Sarbanes-Oxley Act by year end.  Simtek was able to provide adequate financing from operations to support the high density memory initiative and Simtek was deemed compliant with Section 404 of the Sarbanes-Oxley Act by year end.  Due to falling below the minimum Net Income Factor, no cash bonuses for the named executive officers were paid as a result of 2007 performance.

For additional information regarding the metrics applicable to our Chief Executive Officer, see “Compensation of the Chief Executive Officer” below.

The 2007 bonuses for the Chief Executive Officer and other named executive officers are disclosed in the “Bonus” column of the Summary Compensation Table.

Long-Term (Equity) Compensation.  We provide executives with long-term compensation through the 1994 Simtek Corporation Stock Option Plan (the “SOP”) and the 2007 Equity Incentive Plan (the “EIP”).  Through June 13, 2007, we granted options under the SOP.  Beginning June 15, 2007, we grant options under the EIP.  The general objectives of the EIP are to encourage employees and directors to acquire or increase their equity interest in our company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in our development and financial success.  The EIP also encourages this group to remain with and devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders.  The EIP also enhances our ability to attract and retain the services of individuals who are essential for our growth and profitability.

The EIP permits granting stock options which are granted according to a plan developed by management and the Committee and approved by the Committee during the first six months of each year.  Pursuant to this schedule, grants of equity-based awards are typically made during the second quarter.  Management and the Compensation Committee reserve the right to make other grants as determined to be appropriate after careful review of such things as significant achievements, the risk of losing key executives, and periodic changes in the external environment around our company.

All options granted prior to March 24, 2006 began vesting six months after the date of grant, become fully vested after three years and expire seven years from date of grant.  On March 24, 2006, the Board of Directors changed the vesting schedule of stock options granted after March 24, 2006 to be as follows:

•

If an officer or employee has been employed for 12 months or more, stock options will vest over 48 months at 1/48th per month, and vesting will begin immediately at 1/48th per month for the four year period.

•

If an officer or employee has been employed for less than 12 months, no vesting will occur until the officer or employee has been employed for 12 months at which time the officer or employee will be caught up at 1/48th per month for each month since the option grant date and then the options will continue to vest at 1/48th per month for the remaining portion of the four year period.

•

If an officer or employee is a new hire, no vesting will occur until the officer or employee has been employed for 12 months at which time the officer or employee will receive 12/48th of the vesting after which the options will continue to vest at 1/48th per month for the remaining portion of the four year period.

•

All options granted to outside directors of the Company will be 100% vested after six months from the grant date.

All options will expire seven years from date of grant.

During 2007, the Compensation Committee approved the following equity awards to the CEO and other named executive officers:

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Officer	Stock Options
Harold A. Blomquist	175,000
Ronald Sartore	30,000
Brian P. Alleman	40,000

The named executive officers were granted a total of 245,000 stock options.  Additional details regarding the terms of these grants are provided in the tables below.

Health and Welfare Benefits.  We provide our executive officers with benefits that are intended to be a part of a competitive total compensation package that provides health and welfare programs comparable to those provided to employees and executives at other companies in the semiconductors industry.  Executive officers participate in our health and welfare programs on the same relative basis as our other employees.

We sponsor the Simtek Corporation 401K Plan, a tax-qualified defined contribution retirement plan.  This contribution plan is a tax-qualified broad-based employee savings plan in which employee contributions are calculated on gross payroll and employees are permitted to contribute up to dollar limits and percentages established annually by the Internal Revenue Service.  In 2007, we implemented a company match to our 401K Plan.  We will make a qualified matching contribution of 100% of salary deferral contributions up to 3% of pay, plus 50% of salary deferral contributions from 3% to 5% of pay for the payroll period.  Limits to matching contribution are established by the Internal Revenue Service.  All company matching contributions vest immediately.

Employment Agreements/Arrangements.  We currently have an employment arrangement with our Chief Executive Officer, Mr. Blomquist (we are currently in the process of documenting an employment agreement with Mr. Blomquist, which may entail changes to certain of the provisions set forth in this Proxy), and we have an employment agreement with our Chief Financial Officer, Mr. Alleman.  Generally, we do not maintain employment agreements with executive officers.  The primary purpose of these employment agreements and arrangements is to provide certain executive officers with a personal assurance of their treatment following a change in control of our company or under terms of termination of their employment.

The employment arrangement with Mr. Blomquist provides for a base salary of $325,000 per year and he will be eligible to receive a yearly cash bonus, based on performance, of up to 100% of his salary.  In addition, Mr. Blomquist may receive a yearly bonus of options to purchase between 10,000 and 40,000 shares of our Common Stock; the exact amount will be based on performance.  Upon beginning employment, Mr. Blomquist received options to purchase 250,000 shares of our Common Stock and a $50,000 bonus.  Within four months of beginning employment, Mr. Blomquist was required to purchase 20,000 shares of common stock from us.  For each share of Common Stock Mr. Blomquist purchased from us within six months of beginning employment, including the 20,000 shares he was required to purchase, we granted him an additional share, up to a maximum of 50,000 matching shares.  Upon termination, Mr. Blomquist will be restricted from competing against us for a period of 18 months.  If Mr. Blomquist is terminated by us without cause, all of Mr. Blomquist’s unvested stock options will immediately vest and he will continue to receive his base salary, benefits, and cash and stock bonuses for 18 months.  If Mr. Blomquist terminates employment due to good cause or as a result of constructive termination relating to a change of control of the Company, all of Mr. Blomquist’s unvested stock options will immediately vest and he will continue to receive his base salary, benefits and cash and stock bonuses for 18 months.

The employment agreement with Mr. Alleman provides for a base annual salary of $225,000 and he will be eligible to receive a bonus, based on 100% performance to agreed upon company and individual goals, of 50% of his base salary.  Mr. Alleman received options to purchase 75,000 shares of our common stock upon commencement of his employment.  In addition, Mr. Alleman will be eligible to participate in our standard benefits plans.  Mr. Alleman will remain a partner of, and retain an interest in, Tatum LLC (“Tatum”), the executive services firm through which his services were initially engaged by us, and Tatum also will be paid a fee based on Mr. Alleman’s compensation, with the first year’s fee to be no more than 20% of the amount paid to, or realized by, Mr. Alleman.  This fee percent will decrease in subsequent years.  If we terminate Mr. Alleman’s employment without good cause, or if Mr. Alleman terminates his employment for good cause, Mr. Alleman will be provided with separation pay equal to three months, from date of notice, of full base salary and three additional months at 50% of full base salary.  If Mr. Alleman terminates his employment without good cause or we terminate Mr. Alleman for good cause, all separation pay will be forfeited.

On April 3, 2008, AgigA Tech, Inc., our majority-owned subsidiary, entered into a letter agreement with Mr. Sartore whereby Mr. Sartore is employed as the President of AgigA Tech, Inc.  Mr. Sartore's base annual salary is $225,000 and he may be eligible to participate in a cash management bonus incentive plan if one is established.

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Change of Control Agreements.  The Company entered into a Change of Control Agreement with Mr. Alleman on March 20, 2008 in order to better assure that Mr. Alleman will remain with the Company and in order to diminish any distractions or personal uncertainties that Mr. Alleman might face in light of a potential change of control at the Company.  The Change of Control Agreement, which has a term of one year, provides generally that, if the Company undergoes a change of control and if, within 12 months following such change of control, Mr. Alleman is terminated by the Company (other than for cause), then the Company shall continue to pay Mr. Alleman his base salary for whatever length of time is remaining (starting from the date of termination) until the expiration of 12 months from the date of the change of control.

Our majority-owned subsidiary, AgigA Tech, Inc., entered into a Change of Control Agreement with Mr. Sartore on April 3, 2008 in order to better assure that Mr. Sarotre will remain with AgigA Tech, Inc. and in order to diminish any distractions or personal uncertainties that Mr. Sartore might face in light of a potential change of control at AgigA Tech, Inc.  The Change of Control Agreement, which has a term of two years, provides generally that, if AgigA Tech, Inc. undergoes a change of control and if, within 12 months following such change of control, Mr. Sartore is terminated by AgigA Tech, Inc. (other than for cause), then AgigA Tech, Inc. shall continue to pay Mr. Sartore his base salary for whatever length of time is remaining (starting from the date of termination) until the expiration of 12 months from the date of the change of control.

AgigA Tech, Inc. Founders Stock Agreement.  On February 13, 2008, the Company, AgigA Tech, Inc. and Mr. Sartore entered into a Founders Stock Agreement, pursuant to which Mr. Sartore was granted common stock of AgigA Tech, Inc. that vests over five years.  Subject to certain exceptions, Mr. Sartore must remain an employee of AgigA Tech, Inc. for vesting to occur.  Mr. Sartore’s common stock will become immediately vested upon an initial public offering or change of control of AgigA Tech, Inc.  If Mr. Sartore ceases performing services for AgigA Tech, Inc., he will be required to immediately transfer to AgigA Tech, Inc. all shares that have not become vested.  Pursuant to the terms of the Founders Stock Agreement, AgigA Tech, Inc. has the right of first refusal to acquire Mr. Sartore’s shares upon a proposed sale of such shares.  AgigA Tech, Inc. also has the right to acquire Mr. Sartore’s shares of common stock upon his termination from employment with AgigA Tech, Inc. upon certain circumstances.  If Simtek proposes to sell a substantial portion of its interest in AgigA Tech, Inc., Mr. Sartore has the right to include some of his vested shares in such sale.

Compensation of the Chief Executive Officer

In connection with the review of the then Chief Executive Officer’s performance in April 2005, the Compensation Committee performed a competitive analysis of the total direct compensation program for the replacement for Simtek’s then Chief Executive Officer.  The Compensation Committee used the information in this study as it negotiated the terms of compensation of Mr. Blomquist’s total direct compensation.  Mr. Blomquist’s total direct compensation was deemed to be reasonable when compared to the corresponding opportunities extended to chief executive officers within other semiconductor companies as well as the specific circumstances of our company at the time.

For 2007, Mr. Blomquist’s base salary was $325,000.  His award under the annual incentive compensation program related to 2006 was $261,383, which was paid in 2007.  His award under the annual incentive compensation program related to 2007 was $0.  For 2007, Mr. Blomquist’s bonus eligibility was targeted at 50% of his base salary up to a maximum of 150% of his base salary.  For 2007, Mr. Blomquist’s bonus metrics and weightings were Company ex-item net income (50%), Company net revenue (25%), new product research and development (25%), and an amount at the discretion of the Committee related to strategic initiatives (50%).  In addition, we granted Mr. Blomquist 175,000 stock options.

__________________________________________________________________________________________________

Accounting and Tax Treatments of the Elements of Compensation.

We account for stock-based awards, including stock options, as provided in FAS123(R).

The Compensation Committee considers the potential impact of IRC Section 162(m) on compensation decisions.  Section 162(m) disallows a tax deduction by us for individual executive compensation exceeding $1 million in any taxable year for our Chief Executive Officer and the other four highest compensated senior executive officers, other than compensation that is performance-based under a plan that is approved by our stockholders and that meets certain other technical requirements.  The Committee’s approach with respect to qualifying compensation paid to executive officers for tax deductibility purposes is that executive compensation plans will generally be designed considering a number of factors, including tax deductibility.  However, non-deductible compensation may still be paid to executive officers when necessary for competitive reasons, to attract or retain a key executive, to enable us to retain flexibility in maximizing our pay for performance philosophy, or where achieving maximum tax deductibility would not be in our best interest.

Post-Employment Compensation

The employment arrangement with Mr. Blomquist provides for immediate vesting of 100% of Mr. Blomquist’s currently held and non-vested stock options in the event of a change in control of our company or termination without cause.  See Potential payments upon termination or change of control for further information.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed Simtek’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2007 with Simtek management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Philip Black, Chair

Robert Pearson

Alfred Stein

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information concerning compensation earned in the fiscal year ended December 31, 2007, by our Chief Executive Officer, our Chief Financial Officer and our Executive Vice President (who is now the President of AgigA Tech, Inc.). We refer to these three persons collectively as “named executive officers.” Our compensation policies are discussed above under the heading “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary	Bonus	Stock awards(1)	Option awards(2)	Non-equity incentive plan compensation(3)	Change in pension value and nonqualified deferred compensation earnings	All other compensation	Total
Harold A. Blomquist President and CEO	2007 2006 2005	$325,000 $325,000 $209,375	$0 $0 $50,000	$0 $2,500 $0	$403,535(9) $324,420 $0	$0 $261,383 $0	$0 $0 $0	$14,731(8) $209,516(4) $150,490	$743,266 $1,122,819 $409,865
Ronald Sartore Former Executive VP of Simtek / Current President of AgigA Tech, Inc.	2007 2006 2005	$225,000 $29,856 —	$0 $0 —	$0 $12,500 —	$153,060(9) $6,045(5) —	$0 $0 —	$0 $0 —	$15,381(8) $152,500(6) —	$393,441 $200,901 —
Brian P. Alleman Vice President and CFO	2007 2006 2005	$225,000 $212,792 —	$0 $0 —	$0 $0 —	$69,732(9) $41,516 —	$0 $150,824 (7) —	$0 $0 —	$13,881(8) $0 —	$308,613 $405,132 —

(1)

We issued Mr. Blomquist 371 shares of our common stock at a value of $6.75 per share on May 26, 2006.  This stock was issued for payment of his quarterly stipend earned for serving as a director for the period of January 1, 2005 through March 31, 2005.  We issued Mr. Sartore 3,376 shares of our common stock for a total value of $12,500 on May 26, 2006 for payment of his quarterly stipend earned for serving as a director for the period January 1, 2005 through March 31, 2006.   For purposes of the restricted stock awards, fair value was initially calculated using the average closing price of our stock on the last 20 days of each quarter the stipend was earned.

(2)

Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions.  For information on the valuation assumptions with respect to the 2007 grants, refer to note 6 of our financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC.  For information on the valuation assumptions with respect to grants made during 2006 and 2005, refer to the note on “Shareholders’ Equity” for our financial statements in the Form 10-K for the years ended December 31, 2006 and December 31, 2005, respectively.  These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(3)

This column represents payments made in 2007 related to the 2006 Executive Incentive Compensation Plan.  No payments were made in relation to the 2007 Executive Incentive Compensation Plan.

(4)

Includes the taxable portion of Mr. Blomquist’s relocation costs for his move from California to Colorado.

(5)

These options were granted to Mr. Sartore in his capacity as a director prior to becoming an executive officer.

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(6)

During 2006, Mr. Sartore was paid $16,000 in his capacity as a director and $136,500 as a consultant to our company, prior to becoming an executive officer.

(7)

Reflects $115,132 paid directly to Mr. Alleman and $35,692 paid to Tatum, LLC.

(8)

Includes the 401K matching contributions made on behalf of Messrs. Blomquist, Sartore and Alleman of $12,375, $8,865 and $13,605, respectively, during 2007.

(9)

This amount represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to each of the named executives in 2007 as well as prior fiscal years, that vested in 2007, in accordance with SFAS 123R.  Option expenses for each of Messrs. Blomquist, Sartore and Alleman included $312,151, $0 and $10,363, related to options granted in 2005, respectively, $46,964, $145,445 and $51,805, related to options granted in 2006, respectively, and $44,420, $7,615 and $10,152 related to options granted in 2007, respectively.

Grants of Plan-Based Awards

Our Stock Option Plan permits the grant of non-qualified stock options to our employees and directors and to employees of our subsidiaries.

Name	Grant Date	Date of the Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (2)
			Threshold	Target	Max.	Threshold	Target	Max.
			($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)
Harold A. Blomquist	8/14/2007	7/17/2007	--	--	--	--	--	--	--	175,000		$533,050
Ronald Sartore	8/14/2007	7/17/2007	--	--	--	--	--	--	--	30,000		$91,380
Brian P. Alleman	8/14/2007	7/17/2007	--	--	--	--	--	--	--	40,000		$121,840

(1)

This column shows the number of stock options granted to the named executive officers in 2007.  These options vest and become exercisable based on the vesting terms of the EIP.

(2)

The exercise price of each option granted was equivalent to the closing price of a share of our common stock on the grant date.  Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule and has been calculated using the Black-Scholes valuation model.  The valuations were based upon the following assumptions estimated holding period of 5.00 years, expected volatility of 77.00% and a risk free interest rate of 4.51%.  It should be noted that this model is only one of the methods available for valuing options.  These amounts reflect our accounting expense and do not correspond to the actual value that may or will be recognized by the named executive officers.

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Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides information on the current holdings of stock option and stock awards by the named executive officers. This table includes unexercised and unvested option awards and unvested grants of restricted shares of stock. Each equity grant is shown separately for each named executive officer.

		Option Awards					Stock Awards
Name	Date of Award	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
		(#)	(#)	(#)	($)		(#)	($)	(#)	($)
		Exercisable	Unexercisable (1)
Harold A. Blomquist	10/31/2003	7,500	0	---	$8.30	10/31/2010	---	---	---	---
	4/27/2004	2,625	0	---	$11.60	4/27/2011	---	---	---	---
	2/15/2005	3,500	0	---	$6.20	2/15/2012	---	---	---	---
	5/9/2005	94,389	15,224	---	$6.60	5/9/2012	---	---	---	---
	5/17/2005	120,890	19,498	---	$5.40	5/17/2012	---	---	---	---
	6/12/2006	9,375	15,625	---	$3.20	6/12/2013	---	---	---	---
	10/17/2006	9,713	23,587	---	$6.00	10/17/2013	---	---	---	---
	8/14/2007	14,583	160,417	---	$4.66	8/14/2014	---	---	---	---
Ronald Sartore	3/26/2004	10,000	0	---	$13.40	3/26/2011	---	---	---	---
	4/27/2004	2,917	0	---	$11.60	4/27/2011	---	---	---	---
	2/15/2005	3,500	0	---	$6.20	2/15/2012	---	---	---	---
	2/21/2006	3,500	0	---	$2.70	2/21/2013	---	---	---	---
	9/27/2006	15,000	0	---	$5.00	9/27/2013	---	---	---	---
	11/13/2006	27,083	72,917	---	$4.66	11/13/2013	---	---	---	---
	8/14/2007	2,500	27,500	---	$4.66	8/14/2007	---	---	---	---
Brian P. Alleman	08/3/2005	7,778	2,222	---	$3.65	8/3/2012	---	---	---	---
	4/26/2006	31,250	43,750	---	$3.60	4/26/2013	---	---	---	---
	10/17/2006	1,954	4,746	---	$6.00	10/17/2013	---	---	---	---
	8/14/2007	3,333	36,667	---	$4.66	8/14/2007	---	---	---	---

(1)

The stock options issued to our named executive officers vest over 48 months at 1/48th per month.

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Option Exercises and Stock Vested

During 2007, none of the named executive officers exercised any vested stock options.

Potential Payments upon Termination or Change of Control

The tables below reflect the compensation payable to or on behalf of Messrs. Blomquist and Alleman upon an involuntary termination without cause, or a change of control.  The amounts shown assume that such termination or change of control was effective as of December 31, 2007, and thus includes amounts earned through such time.  The actual amounts we will be required to disburse can only be determined at the time of the applicable circumstance.

Harold A. Blomquist

Executive Benefits and Payments	Involuntary Termination without Cause	Change in Control
Compensation
Cash Severance(1)	$487,500	$487,500
Options (unvested & accelerated)	$543,694	$543,694
Relocation from Colorado to California	$150,000	$150,000
Benefit Plans
Health & Welfare	$23,400	$23,400

(1)

Pursuant to the employment arrangement with Mr. Blomquist, this amount is equal to 18 months of Mr. Blomquist’s annual salary, which amount is not payable if Mr. Blomquist’s employment is terminated for cause.  The Company is currently in the process of documenting an employment agreement with Mr. Blomquist, which may entail changes to certain of the provisions set forth in this Proxy.

Brian P. Alleman

Executive Benefits and Payments	Involuntary Termination without Cause	Change in Control
Compensation
Cash Severance	$84,375(1)	$309,375(2)

__________________________________________________________________________________________________

(1)

This amount is equal to (a) 3 months of Mr. Alleman’s annual salary, plus (b) 3 months of one-half of Mr. Alleman’s annual salary, which amounts are not payable if Mr. Alleman’s employment is terminated for cause.

(2)

This amount is equal to (a) 3 months of Mr. Alleman’s annual salary, plus (b) 3 months of one-half of Mr. Alleman’s annual salary, plus (c) 12 months of Mr. Alleman’s annual salary, which amounts are not payable if Mr. Alleman’s employment is terminated for cause.

The table below reflects the compensation payable to or on behalf of Mr. Sartore upon an involuntary termination upon a change of control of AgigA Tech, Inc.  The amounts shown assume that such termination and change of control were effective as of December 31, 2007, and thus includes amounts earned through such time.  The actual amounts AgigA Tech, Inc. will be required to disburse can only be determined at the time of the applicable circumstance.  Pursuant to the terms of his offer letter, AgigA Tech, Inc. is not required to provide Mr. Sartore any additional compensation upon an involuntary termination without cause that does not occur incident to a change of control.

Ronald Sartore

Executive Benefits and Payments	Involuntary Termination without Cause	Change in Control
Compensation
Cash Severance	$0	$225,000(1)

(1)

This amount is equal to 12 months of Mr. Sartore’s annual salary, which amount is not payable if Mr. Sartore’s employment is terminated for cause.

Director Compensation

A director who is also an employee of our company receives no additional compensation for serving on the Board.  Annual compensation for non-employee directors is comprised of cash and equity compensation.  Cash compensation consists of an annual retainer (paid quarterly) and meeting fees.  Annual equity compensation consists of a stock option award.  Each of these components is described in more detail below.  The total 2007 compensation of our non-employee directors is shown in the following table:

Name(1)					Change in Pension Value
	Fees Earned				and Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
	($)	($)	($)(2)	($)	($)	($)	($)
Robert Pearson, Compensation and GovernanceCommittees	$26,000	--	$20,307	--	--	--	$46,307
Alfred Stein, Governance Committee Chair, Audit Committee, Compensation Committee	$27,000	--	$71,037	--	--	--	$98,037
Robert Keeley, Former Audit Committee Chair	$25,750	--	$71,037	--	--	--	$96,787
John Hillyard, Audit Committee Chair	$26,614	--	$172,547	--	--	--	$199,161
Philip Black, Compensation Committee Chair, Audit Committee	$0	--	$50,533	--	--	--	$50,533

(1)

As of December 31, 2007, Mr. Pearson had 21,125 options outstanding, Mr. Stein had 44,917 options outstanding, Dr. Keeley had 37,625 options outstanding, Mr. Hillyard had 50,000 options outstanding and Mr. Black had 25,000 options outstanding.

(2)

This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to each independent director.  Option expense recorded in our financial statements for 2007 for options granted in 2007 was $20,307 for each of Messrs. Pearson, Stein, Keeley, and Hillyard.  Option expense recorded in our financial statements for 2007 for options granted in 2007 was $50,533 for Mr. Black.  Option expense recorded in our financial statements for 2007 for options granted in 2006 included $50,730, $50,730 and $152,240 for Messrs. Stein, Keeley and Hillyard, respectively.  The exercise price of each option granted was equivalent to the closing price of a share of our common stock on the grant date.  Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award’s vesting schedule and has been calculated using the Black-Scholes valuation model.  The fair value of the options granted to Messrs. Pearson, Stein, Keeley and Hillyard in 2007 was $30,460 per individual.  The fair value of the options granted to Mr. Black in 2007 was $75,800.  The valuations used in calculating the fair value of the options granted to Messrs. Pearson, Stein, Keeley and Hillyard in 2007 were based upon the following assumptions: estimated holding period of 5.00 years, expected volatility of 77.00% and a risk free interest rate of 4.51%.  The valuations used in calculating the fair value of the options granted to Mr. Black in 2007 were based upon the following assumptions: estimated holding period of 5.00 years, expected volatility of 77.00% and a risk free interest rate of 4.34%.  It should be noted that this model is only one of the methods available for valuing options.  These amounts reflect our accounting expense and do not correspond to the actual value that may or will be recognized by the named directors.

The Board believes that compensation for independent directors should be competitive and should fairly compensate directors for the time and skills devoted to serving us but should not be so great as to compromise independence.

__________________________________________________________________________________________________

With the assistance of outside compensation consultants and information, the Compensation Committee periodically reviews our director compensation practices and compares them against the practices of public company boards generally.

Beginning March 2004, each director who was not an employee received $1,500 for each meeting of the Board, attended in person and 50% of the in person fee for telephonic participation and $500 for each meeting of a committee of the Board.  Beginning January 1, 2005, each director of the Board also received a $10,000 annual stipend, which is paid quarterly.  In November 2006, the annual stipend was increased to $20,000 and continues to be paid quarterly.

Through March 31, 2006, the stipend was paid in equivalent shares of common stock.  Upon initial appointment or election to the Board, each newly appointed or elected member receives options to purchase 15,000 shares of our Common Stock.  Beginning in September 2006, each committee chair received options to purchase 15,000 shares of our Common Stock.  Each member of the Board receives, within the first month of each calendar year while serving as a member of the Board, a grant of options to purchase 3,750 shares of our Common Stock.  In November 2006, this amount was increased to a grant of options to purchase 10,000 shares of our Common Stock. Along with the above compensation, the Chairman of the Board receives $4,000 per calendar quarter, as long as the Chairman is not an employee.  Directors are also reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to us.

The Board believes that our total director compensation package is competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of our independent directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions with related persons since the beginning of our last completed fiscal year, or any currently proposed transaction, that involved or involves in excess of $120,000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee of the Board (the “Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of Simtek’s internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, a copy of which can be found on the Company’s website at www.simtek.com. The members of the Committee are Messrs. Hillyard, Stein and Black, each of whom meets the independence requirements of Rule 10A-3 of the Exchange Act and applicable NASDAQ independence rules.

The Committee has reviewed and discussed Simtek’s audited financial statements for the year ended December 31, 2007 with Simtek’s management. The Committee has discussed with Hein & Associates LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received the written disclosures and the letter from Hein & Associates LLP required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with Hein & Associates LLP its independence.

Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board that Simtek’s audited financial statements for the year ended December 31, 2007 be included in Simtek’s Annual Report on Form 10-K for the year ended December 31, 2007.

AUDIT COMMITTEE

John Hillyard, Chair

Philip Black

Alfred Stein

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our equity compensation plans as of December 31, 2007.

__________________________________________________________________________________________________

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (Column (a))	Weighted-average exercise price of outstanding options, warrants and rights (Column (b))	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (Column (c))
Equity compensation plans approved by security holders	617,050	$4.50	2,182,950
Equity compensation plans not approved by security holders	1,291,183	$5.09	--
Total	1,908,233	$4.90	2,182,950

Material Features of the Equity Compensation Plans.

1994 Stock Option Plan.  Through June 13, 2007, the Company granted options under the 1994 Stock Option Plan (the “SOP”).  The SOP authorized 2,060,000 non-qualified stock options that may be granted to directors, employees, and consultants.  The plan permitted the issuance of non-statutory options and provide for a minimum exercise price equal to 100% of the fair market value of the Company’s common stock on the date of grant.  The maximum term of options granted under the plan was 10 years and options granted to employees expire 90 days after the termination of employment.  In 2004, the SOP was extended for 10 more years.  No further options have been granted under the SOP since the 2007 Equity Incentive Plan (the “EIP”) became effective, and the Company does not intend to issue any more options under the SOP in the future.  All terms and conditions of the options granted under the SOP will remain the same.  All options granted prior to March 24, 2006, began vesting after six months after the date of grant, and will become fully vested after three years and expire seven years from date of grant.  On March 24, 2006, the Board of Directors changed the vesting schedule of stock options granted after March 24, 2006 to be as set forth below with respect to the EIP.

2007 Equity Incentive Plan.  At the annual meeting of stockholders on June 14, 2007, the Company’s shareholders approved the EIP, which authorizes 2,800,000 shares that may be granted under either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”), nonqualified stock options, restricted stock awards or other stock grants.  The EIP became effective on June 15, 2007.  The EIP provides that the maximum number of shares with respect to which an individual can receive a grant of options in a calendar year is 500,000 shares.  Options may be granted to key employees, consultants, and non-employee directors.  The EIP provides that an individual can receive grants of both incentive options and nonqualified options.  However, only employees may be granted incentive options.  The minimum exercise price for options is 100% of the fair market value of the Company’s stock on the date of grant and a maximum term of 10 years.  Generally, upon termination of employment or service, options expire three months after termination.  Incentive options granted to an employee who holds more than 10% of the Company’s stock must have an exercise price of at least 110% of the fair market value of the Company’s stock on the date of grant and a maximum term of no more than 5 years.

The Compensation Committee administers the EIP with respect to grants to employees, consultants and non-employee directors.  With respect to grants to officers and directors, the Committee is constituted in a manner that satisfies applicable laws and regulations, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and Code section 162(m).  The EIP also provides that the full board of directors can perform any function of the Committee, subject to the requirements of the NASDAQ rules and Code section 162(m).  The Committee has the authority to delegate to specified officers of the Company the grants of stock options and other awards to specified employees of the Company, and the Committee has delegated such grant-making authority.

Each option granted under the EIP is evidenced by a written stock option agreement.  Each option holder shall become vested in the shares underlying the option in such installments and over such period or periods of time, if any, or upon such events, as are determined by the Committee in its discretion and set forth in the option agreement.  Vesting of the options is as follows:

•

If an officer or employee has been employed for 12 months or more, stock options will vest over 48 months at 1/48th per month, and vesting will begin immediately at 1/48th per month for the four year period.

•

If an officer or employee has been employed for less than 12 months, no vesting will occur until the officer or employee has been employed for 12 months at which time the officer or employee will be caught up at 1/48th per month for each month since the option grant date and then the options will continue to vest at 1/48th per month for the remaining portion of the four year period.

__________________________________________________________________________________________________

•

If an officer or employee is a new hire, no vesting will occur until the officer or employee has been employed for 12 months at which time the officer or employee will receive 12/48th of the vesting after which the options will continue to vest at 1/48th per month for the remaining portion of the four year period.

•

All options granted to outside directors of the Company will be 100% vested after six months from the grant date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of 10% or more of our stock, among others, to file with the SEC and the NASDAQ an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to transactions in our stock. Under SEC rules, certain forms of indirect ownership and ownership of our common stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

Based on a review of the copies of forms filed in 2007, except for one late filing on Form 4 by Mr. Blomquist with respect to one transaction, we believe that during 2007 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).  However, Crestview Capital Master, LLC, one of our beneficial owners of 10% or more of our stock, was late with one Form 4 filing with respect to five transactions.

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SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2009 ANNUAL MEETING

To be considered for inclusion in the proxy materials for our 2009 annual meeting of shareholders, shareholder proposals must be received by our Corporate Secretary at our principal executive offices no later than March 21, 2009. Such proposals must comply with Rule 14a-8 under the Exchange Act.  If our 2009 annual meeting is held on a date more than 30 calendar days from June 19, 2009, proposals that shareholders seek to have included in the proxy statement for our 2009 annual meeting must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials.

Shareholder proposals and director nominations for our 2009 annual meeting of shareholders not intended for inclusion in the proxy materials for the meeting must be delivered to our Corporate Secretary at our principal executive offices no earlier than February 19, 2009 and no later than March 21, 2009 to be considered timely; provided, however, that if our 2009 annual meeting is held on a date more than 30 calendar days from June 19, 2009, notice must be received not later than the close of business on the 10th day following the day on which the Company’s notice of the date of the meeting is first given to the stockholders or disclosed to the general public.  The procedures for submitting a shareholder proposal or nomination not included in the proxy statement and proxy are more fully described in our Bylaws.  Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

ANNUAL REPORT ON FORM 10-K

We will furnish to any shareholder upon request a copy of our Annual Report on Form 10-K or any exhibit described in the list accompanying the Annual Report on Form 10-K. Requests for copies of such report and/or exhibit(s) should be directed to Simtek Investor Relations at (719) 531-9444 or investor relations@simtek.com.

OTHER INFORMATION

Shareholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to our Corporate Secretary at our principal executive offices.

The cost of soliciting proxies in the accompanying form will be borne by us. In addition to solicitations by mail, a number of our officers, directors and employees may, for no additional compensation, solicit proxies in person or by telephone. We will also make arrangements with brokerage firms, banks and other nominees to forward proxy materials to beneficial owners of shares and will reimburse such nominees for their reasonable costs.

The persons designated to vote shares covered by proxies intend to exercise their judgment in voting such shares on other matters that are presented for a vote at the Annual Meeting. Management does not expect, however, that any matters other than those referred to in this proxy statement will be presented for action at the Annual Meeting.

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Simtek Corporation

Proxy Card

This Proxy is solicited on behalf of the Board of Directors of Simtek Corporation for the Annual Meeting of Shareholders to be held on June 19, 2008.

The undersigned hereby appoints, Harold A. Blomquist, Chief Executive Officer, and Brian Alleman, Chief Financial Officer, and each of them individually, the proxies of the undersigned, with full power of substitution, to vote, at the Annual Meeting of Shareholders of Simtek Corporation (the “Company”) to be held June 19, 2008 and all adjournments thereof, all shares of Common Stock of the Company held of record by the undersigned as of April 24, 2008.

(Continued and to be dated and signed on reverse side)

[REVERSE SIDE]

SIMTEK CORPORATION

VOTE BY INTERNET QUICK *** EASY *** IMMEDIATE

As a stockholder of Simtek Corporation, you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m. Eastern Daylight Time on June 18, 2008.

Vote Your Proxy on the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

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The Board of Directors recommends a vote “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.

Please mark your votes like this	[ X ]

					FOR	AGAINST	ABSTAIN
1. To elect five directors, each to serve until the 2009 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.		FOR ALL NOMINEES [ ]	WITHHOLD FOR ALL NOMINEES [ ]	2. To consider and vote on a proposal to ratify the selection of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2008.	[ ]	[ ]	[ ]
Nominees:	01 02 03 04 05	Harold Blomquist Robert C. Pearson Alfred J. Stein John Hillyard Philip Black
3. To transact such other business as may properly come before the meeting.
FOR ALL EXCEPT:
[ ]	List of Nominees

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the nominees set forth in Proposal 1 and FOR Proposal 2. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature_______________________________Signature____________________________Date____________ 2008.

Note: Please sign exactly as name appears hereon. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

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Dear Fellow Stockholders:

2007 was a challenging and rewarding year for Simtek.  Overall, we are pleased with the progress the company has achieved.  The Company experienced growth in product revenue for the year of 16 percent compared to 2006.  Gross margin improved to 48 percent for the year versus 37 percent for 2006.  New designs for current and new customers reached an all-time high which played an important role in generating continued top line growth.  We were able to invest $1.1 million in our ultra-high density nvRAM initiative and we introduced and began sampling our flagship 4 megabit nvSRAM family.  As a result of the reverse stock split that took place in late 2006 we were relisted on NASDAQ and in May 2007 had the opportunity to ring the closing bell.  These significant improvements do not occur without concerted focus and considerable effort.  Credit must be given to everyone on TEAM SIMTEK for these achievements.

At the beginning of 2007 we estimated certain results for 2007 based partly on the results of 2006 and partly on forecasts from some of our customers, both of which proved over-optimistic.  The big disappointments for the year came from:

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Slower growth than forecasted in the SAS-based “direct attached storage” RAID market where certain external enablers such as new chip-sets from key companies didn’t materialize.

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Customers making super-smart meters where programs using Simtek parts were canceled in favor of less sophisticated and lower cost metering solutions.

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An overall nvRAM market which, according to industry watcher, Webfeet Research, actually declined in overall revenue from 2006 to 2007.

With these negative influences on our market all occurring, as if we were experiencing “the perfect storm,” we are especially pleased that other programs coming from new design wins from customers provided enough lift to offset the downward pressure and provide revenue growth.

Another highlight for the year was an increase in ex-item profit (see the reconcilitation to GAAP at the end of this letter).  Ex-item net income was $1.1 million or $.07 per share in 2007 compared to $640,000, or $0.04 per share in 2006.  The 2007 amount includes $1.1 million related to the ultra-high density nvSRAM initiative.  On a GAAP basis, the Company reported a net loss for 2007 of $(2.8) million, or $(0.17) per share, compared to a net loss for 2006 of $(2.0) million, or $(0.13) per share Simtek’s core nvSRAM operating results improved by nearly $2.5 million as compared to 2006 when you take into account that 2006 also had $2.1 million of pre-paid royalties from our agreement with Cypress Semiconductor.  We used these financial improvements to focus on strengthening our product portfolio and our intellectual property portfolio.  In 2007 we applied for 15 new patents bringing our total for 2006 and 2007 to 25 as compared to zero in the preceding five years.

As has been publicly disclosed, in February 2008 Cypress Semiconductor indicated interest in buying the Company.  We engaged a financial advisor, Pagemill Partners, and additional outside legal counsel to assist Holme Roberts & Owen in advising the board of directors and to help us evaluate any proposal that Cypress may present as well as other options.  Also as has been publicly disclosed, Cypress’ proposal on April 9, 2008 was rejected by the Board.

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We intend to vigorously resist any attempt by Cypress to acquire Simtek at a price that does not adequately value the company and its growth opportunities.  We will continue to explore all of our alternatives in order to maximize long-term value for stockholders.

Also announced earlier in 2008, the Simtek Board of Directors has chosen to separate the positions of Chairman of the Board of Simtek and Chief Executive Officer of the Company.  Effective February 13, 2008, Robert Pearson, who has served as a Director of the Company since 2002, assumed the position of non-executive Chairman of the Board.  Harold Blomquist will remain as a director on Simtek’s board and as President and Chief Executive Officer of the Company.  The separation of the Chairman and CEO roles is a natural progression of the improvements we have made to our corporate governance practices over the past few years.  We believe the new structure is consistent with best practices in the market.  We are confident Bob will do an excellent job leading our board and helping make the decisions necessary to return value to shareholders.

We are entering 2008 with both excitement and some concerns.  Improvements in governance practices, investment in a solid intellectual property foundation, new products, increasing new designs, top line growth, and continued increases in gross margin are hallmarks of 2007.  We are excited about 2008 as some of the fruits of these earlier labors begin to pay off.  However, there are concerns about the general economic climate with recessions underway in certain countries and others on the verge of economic difficulties.  Most semiconductor industry prognosticators are predicting 2008 to be a year of very little growth as a result of economic and other pressures.  There is increasing pressure within our markets from competing technologies.  Simtek is not impervious to these outside effects.  Entering the year, we are in better condition than we have ever been.  We have exciting results planned for higher density memory solutions throughout the year.   Recent design wins provide an excellent foundation for the future and our channels to customers in all global markets have never been better.  TEAM SIMTEK is ready for the challenge of 2008.

Very truly yours,

Harold A. Blomquist

President and Chief Executive Officer

Simtek Corporation

Simtek reports net income or loss in accordance with GAAP and additionally uses ex-item financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude charges related to non-cash, unusual or non-recurring expenses the Company may incur from time to time, in order to provide additional comparative information between periods.  Management believes that these ex-item measures are important to investor understanding of the Company’s disclosures regarding past, current and future operating results.  Following is reconciliation* of the Ex-item financial measures to the most comparable GAAP financial measures, in thousands of dollars, except per share amounts

			Per Share	Per Share
	2007	2006	2007	2006
GAAP Net Income (Loss)	$ (2,768)	$ (2,007)	$ (0.17)	$ (0.13)
Amortization of non-compete agreement	1,781	1,784	$ 0.11	$ 0.12
Costs associated with stock options	1,386	542	$ 0.08	$ 0.03
Cypress Milestone payments	735	321	$ 0.05	$ 0.02
Ex-item income	$ 1,134	$ 640	$ 0.07	$ 0.04

*pursuant to the requirements of Regulation G.